Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone:   336-369-0900

  FNB Financial Services Corporation Reports Strong First Quarter; Earnings Up
                             8%, Assets Increase 16%

GREENSBORO, N.C.--(BUSINESS WIRE)--April 19, 2005--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)("FNB"), parent of FNB Southeast, reported first quarter 2005 net income of $2.04 million, compared to $1.90 million for the same period a year ago, representing a 7.8% increase. On a per diluted share basis, FNB earned $0.36 in the quarter ended March 31, 2005, an increase of 9.1% over $0.33 earned in 2004.

"The momentum of a successful 2004 continues into the new year as FNB Southeast combines strong earnings with solid loan and deposit growth in our market areas," stated Ernest J. Sewell, Vice Chairman and Chief Executive Officer. "During the quarter we celebrated a milestone in FNB's history; March 21, 2005 marked our 95th anniversary. We believe this longevity is a testament to our success in meeting the needs of our customers."

Net interest income totaled $8.51 million in the first quarter of 2005, compared to $6.85 million in 2004. Noninterest income rose to $2.14 million in the first quarter of 2005, a 16.1% increase over the $1.84 million recorded in the prior year.


Assets at March 31, 2005 totaled $920.5 million, an increase of $126.0 million, or 15.9%, over one year earlier. Outstanding loans grew $116.1 million during the past four quarters, from $597.2 million at March 31, 2004 to $713.3 million at the end of the first quarter 2005, a 19.4% increase. Net credit losses for the first quarter of 2005 amounted to $189,000, or 0.11% of average outstanding loans on an annualized basis, an improvement over $309,000, or 0.21%, for the same period a year ago. FNB recorded provisions for credit losses of $680,000 and $388,000 for the quarters ended March 31, 2005 and 2004, respectively. The increase in 2005 related primarily to an increased loan production volume. The quarterend allowance for credit losses to outstanding loans was 1.10% at for 2005 and 1.21% for 2004.

Deposits increased $127.5 million, or 19.9%, to $767.5 million at March 31, 2005. Shareholders' equity increased 4.3% to $71.4 million. During the first quarter of 2005, FNB repurchased 22,836 shares of its common stock at an average cost of $22.67 per share.

FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast; a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A separate investment subsidiary of the bank operates as FNB Southeast Investment Services, Inc.


Information in this press release may contain "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and its other periodic reports.

FINANCIAL SUMMARY
-----------------


                                      2005                   2004
                                   -----------------------------------------
                                     First          Fourth            Third
                                    Quarter         Quarter          Quarter

Average Balances
(Dollars in thousands)

Assets                             $899,083        $851,696        $830,732
Loans                               691,180         646,078         619,178
Investment securities               141,963         142,290         138,554
Earning assets                      842,142         797,623         776,481
Noninterest-bearing deposits         78,685          78,260          77,690
Interest-bearing deposits           659,834         649,198         621,170
Interest-bearing liabilities        736,051         695,436         675,685
Shareholders' equity                 70,820          69,666          67,827

Period-End Balances
(Dollars in thousands)

Assets                             $920,520        $865,335        $844,646
Loans                               713,310         663,425         641,057
Investment securities               144,666         141,603         145,800
Earning assets                      860,575         807,482         789,233
Noninterest-bearing deposits         84,707          78,810          75,614
Interest-bearing deposits           682,792         645,475         648,281
Interest-bearing liabilities        758,375         712,009         696,079
Shareholders' equity                 71,386          70,430          69,273

Asset Quality Data
(Dollars in thousands)

Nonperforming loans                $  2,613        $  3,515        $  4,354
Other nonperforming assets            5,357           5,559           4,966
Net credit losses                       189             318             127
Allowance for credit losses           7,843           7,352           7,341
Nonperforming loans
   to outstanding loans                0.37%           0.53%           0.68%
Annualized net credit losses
   to average loans                    0.11            0.20            0.08
Allowance for credit losses
   to outstanding loans                1.10            1.11            1.15
Allowance for credit losses
   to nonperforming loans              3.00X           2.09X           1.69X

FINANCIAL SUMMARY
-----------------


                                          2005                      2004
                                       ----------------------------------------------
                                          First            Fourth             Third
                                         Quarter           Quarter           Quarter

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
   Loans                               $   12,102        $   11,081        $   10,030
   Other                                    1,275             1,236             1,245
                                       ----------        ----------        ----------
      Total interest income                13,377            12,317            11,275
Interest expense                            4,864             4,211             3,891
                                       ----------        ----------        ----------
Net interest income                         8,514             8,106             7,384
Provision for credit losses                   680               330               285
                                       ----------        ----------        ----------
Net interest income after
   provision for credit losses              7,834             7,776             7,099
Noninterest income                          2,138             1,945             1,695
Noninterest expense                         6,892             6,760             5,969
                                       ----------        ----------        ----------
Income before income tax expense            3,079             2,961             2,825
Income tax expense                          1,036               941               913
                                       ----------        ----------        ----------
Net income                             $    2,043        $    2,020        $    1,912
                                       ==========        ==========        ==========

Net income per share:
   Basic                                     0.37              0.37       $      0.35
   Diluted                                   0.36              0.35       $      0.34
Cash dividends per share                     0.14              0.14       $      0.12

Other Data

Return on average assets                     0.92%             0.95%             0.92%
Return on average equity                    11.71             11.60             11.28
Net yield on earning assets                  4.18              4.15              3.90
Efficiency                                  63.73             66.17             64.48
Net interest position
   to total assets*                         11.80             12.00             12.13
Equity to assets                             7.88              8.18              8.16
Loans to assets                             76.88             75.86             74.53
Loans to deposits                           93.59             88.81             88.60
Noninterest - bearing deposits
   to total deposits                        10.65             10.76             11.12


* Net interest position is average earning assets less average interest-bearing liabilities.

COMMON STOCK - PER SHARE
------------------------

                             2005                       2004
                       ---------------------------------------------------
                            First             Fourth            Third
                           Quarter           Quarter           Quarter

Market value:
   End of period       $        22.50    $        22.80    $        19.25
   High                         23.43             23.35             19.47
   Low                          20.82             18.79             16.38
Book value                      12.77             12.69             12.65
Dividend                         0.14              0.14              0.12
Shares traded                 403,510           663,392           552,764


FINANCIAL SUMMARY                                         2004
-----------------
                                           -------------------------------------

                                                                   First Quarter
                                                                   2005-2004
                                           Second         First    Percent
                                           Quarter       Quarter   Variance

Average Balances
(Dollars in thousands)

Assets                                     791,065       788,268      14.1%
Loans                                      598,329       590,083      17.1
Investment securities                      133,874       145,031      -2.1
Earning assets                             739,630       742,184      13.5
Noninterest-bearing deposits                77,054        69,794      12.7
Interest-bearing deposits                  556,897       566,811      16.4
Interest-bearing liabilities               636,629       643,190      14.4
Shareholders' equity                        67,269        66,768       6.1

Period-End Balances
(Dollars in thousands)

Assets                                     786,383       794,562      15.9%
Loans                                      600,526       597,245      19.4
Investment securities                      131,331       137,927       4.9
Earning assets                             734,296       737,207      16.7
Noninterest-bearing deposits                77,621        73,778      14.8
Interest-bearing deposits                  561,015       566,270      20.6
Interest-bearing liabilities               638,816       647,087      17.2
Shareholders' equity                        66,830        68,430       4.3

Asset Quality Data
(Dollars in thousands)

Nonperforming loans                          2,719         3,555
Other nonperforming assets                   5,231         5,019
Net credit losses                              292           309
Allowance for credit losses                  7,183         7,203
Nonperforming loans
   to outstanding loans                       0.45%         0.60%
Annualized net credit losses
   to average loans                           0.20          0.21
Allowance for credit losses
   to outstanding loans                       1.20          1.21
Allowance for credit losses
   to nonperforming loans                     2.64X         2.03X

FINANCIAL SUMMARY
-----------------

                                                                   First Quarter
                                                                   2005-2004
                                         Second         First      Percent
                                         Quarter       Quarter     Variance

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
   Loans                                   9,311        9,187         31.7%
   Other                                   1,130        1,251          1.9
      Total interest income               10,441       10,438         28.2
Interest expense                           3,396        3,589         35.5
Net interest income                        7,045        6,849         24.3
Provision for credit losses                  272          388         75.3
Net interest income after
   provision for credit losses             6,773        6,461         21.3
Noninterest income                         2,604        1,841         16.1
Noninterest expense                        5,590        5,446         26.6
Income before income tax expense           3,787        2,856          7.8
Income tax expense                         1,274          961          7.8

Net income                                 2,513        1,895          7.8


Net income per share:
   Basic                                    0.45         0.35          5.7%
   Diluted                                  0.44         0.33          9.1%
Cash dividends per share                    0.12         0.12         16.7%

Other Data

Return on average assets               1.270692042%     0.961601892%
Return on average equity               14.94299008      11.35274383
Net yield on earning assets                   3.91             3.78
Efficiency                                    56.9            61.47
Net interest position
   to total assets*                    13.02054825      12.55841922
Equity to assets                       8.503599578      8.470215713
Loans to assets                        75.63588327      74.85817006
Loans to deposits                      94.38095373      92.69217175
Noninterest - bearing deposits
   to total deposits                   12.15456715      10.96347028


* Net interest position is average earning assets less average interest-bearing liabilities.


COMMON STOCK - PER SHARE
------------------------



                                            Second               First
                                            Quarter             Quarter

Market value:
   End of period                              17.01               20.40
   High                                       20.30               20.75
   Low                                        16.82               19.53
Book value                                    12.16               12.45
Dividend                                       0.12                0.12
Shares traded                               362,321             312,519


================================================================================